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                                                                    EXHIBIT 10.1


[Portions herein identified by ** have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934]

                                WORLD POKER TOUR
                                   TERM SHEET


TITLE:               World Poker Tour - Season 2 (13 X 120:00)

GRANTOR/PRODUCER:    World Poker Tour LLC

EXCLUSIVE RIGHTS:    Producer represents and warrants that the programs herein
                     are the exclusive Television programs covering the poker tournaments currently known as the World Poker Tour (the
                     "Tour") in the Territory as defined below.

PROGRAMS:            To be produced by Producer in accordance with a treatment
                     and Program Materials approved by TRV.

TERM: From the date of execution of this Agreement, until the earlier of the point in time that TRV fails, if ever, to exercise an Option hereunder, or the date of the delivery and acceptance of the broadcast master of the final episode of Season VII, such acceptance not to be unreasonably delayed.

GRANT OF RIGHTS:     Subject to the Holdback, exclusive Non-Standard
                     Television and Transportation Non-Theatrical rights in the United States Territory (as defined in the Season One deal).

LICENSE PERIOD:      Four (4) years, commencing upon the earlier of first
                     exhibition or sixty (60) days after final delivery. For the purpose of clarity, any existing license will not be limited by the Term, but will continue until the four (4) years are complete.

RUNS:                Unlimited.

TERRITORY:           The United States, its territories and possessions (all
                     languages).

**                   **
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HOLDBACK:            Except as authorized by TRV, neither the Series, nor any
                     elements or versions thereof, will be exhibited on any form of Standard Television in the Territory during the License
                     Period, which means that Grantor will not authorize or permit, any third parties to exhibit the Series nor any elements or versions thereof, on any form of Television in the Territory during the License Period. Notwithstanding the foregoing, WPT may use clips in the promotion of the Tour, provided that no use exceed 2 minutes consecutive, 7 minutes in the aggregate, without TRV's prior approval. **
                     In the event that TRV is not involved in the production of any Additional Programs (e.g. if TRV does not exercise its Option) WPT's Holdback restrictions shall be according to Paragraph 5 of the Attachment to the Season One Agreement.

LICENSE FEE:         **

EDITORIAL:           Editorial approvals and controls shall be per the Season
                     One agreement.

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PRODUCTION BUDGET:  Producer represents and warrants that the Production Budget is no less than Two Hundred Fifty Thousand dollars ($250,000
                    USD) per two-hour episode. TRV shall have the right to approve the Production Budget. Such approval not to be unreasonably withheld.

PREMIERE:           TRV shall have the World Television premiere of each
                    Program in the Series, which will occur or be deemed to have occurred no later than 90 days after the delivery of the final program materials hereunder.

PAYMENT SCHEDULE:   Mutually agreed in accordance with the reasonable cash flow needs of the production.

Specials:           TRV will order four two-hour specials for each new season.
                    TRV orders from Producer under the following paragraph relating to new Seasons. The budgets shall be negotiated in good faith based on the actual needs of production, but if no agreement can be reached then the budget increase shall be no be no greater than 5% above the last negotiated fee for a two-hour special from the preceding season. **

New Seasons:        TRV shall have five (5) consecutive, dependent, exclusive
                    options (each, an "Option"), exercisable in TRV's sole discretion, to require Producer to produce and deliver to TRV, additional seasons of the Program (each, a "Season") of thirteen (13) episodes per Season (each, an "Additional
                    Program"). TRV may exercise its Option for each Season by giving Producer written notice of such exercise no later sixty (60) days prior to the commencement of production on the first poker tournament of the next WPT season with the proviso that WPT give 180 days formal written notice to TRV of the start of such WPT season. If any Option is exercised by TRV, all of the terms and conditions hereof shall be equally applicable to each and all of the Additional
                    Programs and shall govern the respective rights, duties and obligations of the parties hereto with respect to each and all of such Additional Programs, except only as follows:

                         (i) The applicable Treatment, Production Schedule and
                    Program Materials for the Additional Programs shall be subject to TRV's approval with respect to each Season and Special. The Payment Schedule is to be mutually agreed by the parties in keeping with the reasonable cash flow needs of the production.

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                         (ii) The applicable License Fee for the Additional
                    Programs with respect to each Season shall increase by five percent (5%) per season. Producer will maintain production values comparable to the current standards in the cable television industry at the time of production taking into account the TRV-approved budget.

                    In the event Producer continues to organize the World Poker Tour, but gives TRV formal notice in writing that it does not intend to produce the television series for a particular season (which such election by Producer shall not be a breach of this Agreement), TRV, at its election, shall have the right to commission another production entity to produce the series that season, including a license to use the World Poker Tour name and marks in a manner consistent with the rights granted to DCI in this Agreement in such series, along with all other necessary intellectual property rights necessary to comply with the terms of this Agreement and to produce programs consistent with the quality, theme and content of the Programs, in all cases subject to TRV editorial control. In such a case, TRV would own all Television and Non-theatrical Rights in these programs throughout the world, in perpetuity and would pay Producer a license fee of ** for each calendar year TRV runs each episode or program in the Territory, all other rights shall be negotiated in good faith ** In the event that Producer elects - at its sole discretion - not to continue organizing the World Poker Tour, TRV shall have an exclusive right of first negotiation and last refusal (as defined in the Season One Agreement) to acquire the rights to organize and sponsor the Tour.

                    **

SPONSORSHIPS:       TRV and Grantor agree to develop a target list of potential naming sponsors for the World Poker Tour television series.
                    There shall be only one (1) naming sponsor for the entire
                    World Poker Tour television series (e.g. The Coors World
                    Poker Tour). The benefit of the sale (i.e. all monies and other considerations) of the name itself shall accrue to Grantor. **

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                    Individual Program entitlements shall not be sold. Producer acknowledges that any off-air entitlements will not include any on-air obligations for TRV.

                    TRV shall have the exclusive right to sell all other audio-visually represented sponsorships in the Program (e.g. the Amazon Poker Lingo). WPT will work with TRV to organically integrate these opportunities into the graphics of the show. TRV and WPT agree and acknowledge that as such sponsorships incorporated into the Programs shall be incorporated in such a manner to be removable for international television distribution). Any and all additional out-of pocket costs for such integration taking place outside of the TRV-approved production budget will be borne exclusively by TRV (in addition to and separate from any fees paid hereunder). It is understood that no in-show placement/integration opportunity will be sold by TRV in the categories of Hotels, Casinos or on-line gaming. For purposes of clarity, this paragraph shall not be construed to restrict TRV's ability to sell traditional commercial spots to these categories during broadcast of World Poker Tour shows on TRV, except that TRV agrees not to sell "billboards" in the categories of on-line gaming, casinos, and hotels.

                    Subject to the restrictions above, TRV shall have the exclusive right to sell all other television/on-air sponsorships/media in the Series in the Territory.

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                    For clarity, WPT will not be restricted from selling Event
                    Sponsorships that have no television component. WPT will coordinate with TRV to minimize conflicts in sponsorship categories. WPT further acknowledges and agrees that it will not sell such off-air sponsorships in the categories of adult entertainment (e.g. x-rated) and firearms.

                    Grantor will be allowed to provide banner space to its member casinos, around the WPT final table. TRV shall have the right to pre-approve any such casino in its sole discretion, such approval not to be unreasonably withheld. TRV hereby approves ** for purposes of clarity, the manner and placement of such banners shall be subject to TRV's editorial approval.


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                    WPT shall be allowed to do a trade-out with a TRV-approved airline to help defray travel costs to the production, and include a credit and an audio mention (i.e. "promotional consideration provided by") at the end of the applicable Program episode.

DELIVERY DATE:      Production Schedule subject to TRV's approval, with the
                    first two episodes required for air on March 1, 2004. The remaining episodes will deliver on a weekly basis commencing on March 15, 2004.

EDITING RIGHTS:     Per Season One.

TALENT: Without limiting the foregoing, TRV will have the right to approve the talent used for the Series and the Programs (e.g. announcers and host), taking into account the TRV-approved budgets and talent availability. TRV has approved as talent Vincent Van Patten, Shana Hiatt and Mike Sexton with the proviso that their talent agreements are consistent with this agreement unless any inconsistencies are pre-approved by TRV in writing. **

PROMOTION:          TRV agrees to allow Producer to include during each program two tosses to Travel Channel's web site, which will include a page co-branded with TRV and WPT. Such TRV Web site will contain prominent links to the World Poker Tour web site, the placement and number of such links to be determined by TRV in its sole discretion. TRV will not use the WPT name, trademark, logo, and/or images

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                    in any co-promotion of the program with an external third
                    party (other than use of such in the title of the Series and for the promotion thereof) without the express written consent of WPT, such consent not to be unreasonably withheld. For the avoidance of doubt, Producer acknowledges and agrees that nothing in this paragraph shall restrict TRV's right to use the name or logo "World Poker Tour" (as such name or logo is used as title of the Series) for TRV's promotion of the Series or the TRV networks, including advertising with third parties (for purposes of clarity, TRV's right to use the World Poker Tour name or logo as set forth herein shall not extend to using the World Poker Tour name or logo as such name or logo relates to the World Poker Tour entity apart from the Program in any manner that would imply sponsorship by the World Poker Tour entity of a third party). Notwithstanding anything to the contrary herein, and subject to TRV's right to use the WPT name and logos as set forth in the preceding sentence, TRV acknowledges and agrees that it shall not use the WPT name logo, images or other intellectual property in a manner that connotes the WPT' s endorsement of a third party name or brand.

**                  **

OTHER TERMS:        WPT represents sad warrants that it has long-term agreements with the individual tournaments that will make it possible to maintain a Tour of the same or comparable (if approved by TRV) events under this agreement.

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                    A sole "Created by" credit for Steven Lipscomb.

                    If TRV does not broadcast each Episode two (2) times prior to the later of (a) October 31st of the year in which the Episode is delivered to TRV and (b) three (3) months after delivery and acceptance of the final episode of the Program to TRV, then, upon written notice by Grantor, as Grantor's sole remedy for such non-broadcast only (and nor for any other potential breach by TRV) TRV's Non-Standard Television rights and Transportation Non-Theatrical Rights licensed hereunder become non-exclusive.

                    All the other terms are according to the Season One deal.

                    A long form agreement will be forwarded to you in the next few weeks. It will incorporate the above deal points and definitions, including TRV's standard terms and conditions for programming agreements as modified in the Season One deal to the extent that those terms apply to this Agreement. Any provisions not provided herein shall be subject to good faith negotiations. In the interim, this letter shall serve as our binding agreement.



                    Sincerely:


                    TRAVEL CHANNEL, L.L.C.

                    By: /s/ RICK RODRIGUEZ
                        ---------------------------------------------

                    Its: EVP/GENERAL MANAGER
                         --------------------------------------------

                    ACCEPTED AND AGREED TO:


                    WPT

                    By: /s/ Steven Lipscomb
                        ---------------------------------------------